UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 25, 2008

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The United Illuminating Company (UI), a subsidiary of UIL Holdings Corporation (NYSE: UIL), and NRG Energy, Inc. (NYSE:NRG) today were awarded a contract to build new peaking generation with a nominal capacity of 200 megawatts (MW) at NRG’s existing Devon plant in Milford, CT.  The new plant will have a summer-rated capacity of 194 MW, assuming natural gas fuel.

The peaking plant will be owned by GenConn Energy LLC, a 50-50 partnership between UI and NRG. The new Devon peaking plant, which will provide power to all Connecticut residents during peak usage periods, is scheduled to be in operation by June 1, 2010.

The DPUC today made its formal decision to select GenConn as one of three projects chosen to help address the state’s growing need for more power generation during the heaviest load periods.  The award reflects a guaranteed contract quantity of 188 MW of new peaking generation at Devon.

A copy of the Registrant's press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits – The following exhibit is filed as part of this report:

99	Press release, dated June 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: June 26, 2008	By /s/ Steven P. Favuzza
Steven P. Favuzza
Vice President and Controller